ITEM 99.77Q1


(a)(i) Agreement and Declaration of Trust of Aon Funds*

  (ii) By-Laws of Aon Funds*

(d)(i) Resolutions Authorizing Six Series of Shares (and Classes within
       Series)*

  (ii) Form of Aon Funds Plan pursuant to Rule 18f-3(d)*

(e)(i) Form of Investment Advisory Agreement covering the Money Market Fund*

  (ii) Form of Investment Advisory Agreement covering the Government Securities Fund*

 (iii) Form of Investment Advisory Agreement covering the Asset Allocation
       Fund*

  (iv) Form of Investment Advisory Agreement covering the S&P 500 Index
       Fund*

   (v) Form of Investment Advisory Agreement covering the REIT Index Fund*

  (vi) Form of Investment Advisory Agreement covering the International Equity Fund*

 (vii) Form of Investment Sub-Advisory Agreement with Brinson Partners, Inc. covering the International Equity Fund**

____________________

* Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-1A, File Nos. 33-43133 and 811-6422, filed with the Commission on June 11, 1996.

** Incorporated by reference to Post-Effective Amendment No. 9 to Registration Statement on Form N-1A, file Nos. 33-43133 and 811-6422, filed with the Commission on August 23, 1996.